Exhibit 99.1

AGREEMENT OF JOINT FILING

(TCW DIRECT LENDING VII LLC)

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13G and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of April 23, 2018.

NLGI US PRIVATE DEBT FUND I

By: MUFG FUND SERVICES (CAYMAN) LIMITED acting solely in its capacity as trustee of the NLGI US Private Debt Fund I

By:	/s/ Sophia Graham /s/ Jason Perras CPA, CA

Its: Authorized Signatory Authorized Signatory

NIPPON LIFE GLOBAL INVESTORS AMERICAS, INC.

By:	/s/ Hironobu Suzuki

Its: Senior Executive Vice President

NIPPON LIFE INSURANCE COMPANY

By:	/s/ Akitoshi Yamada

Its: Deputy General Manager